UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2015

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) A special meeting of stockholders of Visteon Corporation (the “Company”) was held on May 18, 2015.

(b) At the special meeting, the stockholders authorized the Share Purchase Agreement, dated as of December 17, 2014, by and among the Company, VIHI, LLC, Hahn & Co. Auto Holdings Co., Ltd. and Hankook Tire Co., Ltd. (the “Share Purchase Agreement”), and the transactions contemplated thereby, and approved one or more adjournments of the special meeting and the Company’s executive compensation that may become payable in connection with such transactions. The final voting results are set forth below.

(1) Authorize the Share Purchase Agreement and the transactions contemplated thereby:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
33,240,807	11,973	130,705	N/A

(2) Approve one or more adjournments of the special meeting:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
31,878,629	1,443,184	61,672	N/A

(3) Provide advisory approval of the Company’s executive compensation that may be payable in connection with the transactions contemplated by the Share Purchaser Agreement:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
28,610,367	4,606,643	166,475	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: May 18, 2015	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel